EXHIBIT 99(r)

                                 CODE OF ETHICS


1.  PURPOSES

          This Code of Ethics (the "Code") has been adopted by the Directors of the funds listed on Schedule A hereto (each, a "Fund"), in accordance with Rule 17j-1(c) promulgated under the Investment Company Act of 1940, as amended (the "Act"). Rule 17j-1 under the Act generally proscribes fraudulent or manipulative practices with respect to purchases or sales of Securities Held or to be Acquired by investment companies, if effected by associated persons of such companies. The purpose of this Code is to provide regulations and procedures consistent with the Act and Rule 17j-1 designed to give effect to the general prohibitions set forth in Rule 17j-1(b) as follows:

               It is unlawful for any affiliated person of or principal underwriter for a fund, or any affiliated person of an investment adviser of or principal underwriter for a fund, in connection with the purchase or sale, directly or indirectly, by the person of a Security Held or to be Acquired by such fund --

          (a)  To employ any device, scheme or artifice to defraud the fund;

          (b) To make any untrue statement of a material fact to the fund or omit to state a material fact necessary in order to make the statements made to the fund, in light of the circumstances under which they are made, not misleading;

          (c) To engage in any act, practice, or course of business that operates or would operate as a fraud or deceit on the fund; or

          (d)  To engage in any manipulative practice with respect to the fund.

2.   DEFINITIONS

          (a) "Access Person" means any Director, officer or Advisory Person of the Fund.

          (b) "Advisory Person" of a Fund means: (i) any employee of the Fund (or any company in a control relationship to the Fund) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered Securities by the Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (ii) any natural person in a control relationship to the Fund who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of Covered Securities by the Fund.

          (c) "Beneficial Ownership" shall be interpreted in the same manner as it would be under Exchange Act Rule 16a-1(a)(2)in determining whether a person is the beneficial owner of a security for purposes of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder (see Annex A). Any report required by Section 5(a) of this Code may contain a statement that the report will not be construed as an admission that the person making the report has any direct or indirect beneficial ownership in the Security to which the report relates.

          (d) "Covered Security" shall have the meaning set forth in Section 2(a)(36) of the Act, except that it shall not include shares of open-end funds, direct obligations of the United States Government, bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements.

          (e) "Control" has the same meaning as in Section 2(a)(9) of the Act.

          (f) "Disinterested Director" means a Director of the Fund who is not an "interested person" of the Fund within the meaning of Section 2(a)(19) of the Act.

          (g) "Initial Public Offering" means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act.

          (h) "Investment Personnel" means (i) any employee of the Fund (or of any company in a control relationship to the Fund) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Fund; and
(ii) any natural person who controls the Fund and who obtains information concerning recommendations made to the Fund regarding the purchase or sale of securities by the Fund.

          (i) "Limited Offering" means an offering that is exempt from registration under the Securities Act pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505, or Rule 506 under the Securities Act.

          (j) "Purchase or Sale of a Covered Security" includes, INTER ALIA, the writing of an option to purchase or sell a Covered Security.

          (k) "Security Held or to be Acquired" by a Fund means: (i) any Covered Security which, within the most recent 15 days, is or has been held by the Fund or is being or has been considered by the Fund or its adviser for purchase by the Fund; and (ii) any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security described in Section 2(k)(i) of this Code.

3.  PROHIBITED PURCHASES AND SALES

          (a) No Access Person shall purchase or sell directly or indirectly any Covered Security in which he or she has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership and which to his or her actual knowledge at the time of such purchase or sale:

          (i) is being considered for purchase or sale by the Fund; or

          (ii) is being purchased or sold by the Fund.

          (b) No Access Person shall reveal to any other person (except in the normal course of his or her duties on behalf of the Fund) any information regarding Covered Securities transactions by the Fund or consideration by the Fund or its adviser of any such Covered Securities transactions.

          (c) No Access Person shall recommend any Covered Securities transaction by the Portfolio without having disclosed his or her interest, if any, in such Covered Securities or the issuer thereof, including without limitation (i) his or her direct or indirect Beneficial Ownership of any Covered Securities of such issuer, (ii) any contemplated transaction by such person in such Covered Securities (iii) any position with such issuer or its affiliates and (iv) any present or proposed business relationship between such issuer or its affiliates, on the one hand, and such person or any party in which such person has a significant interest, on the other; provided, however, that in the event the interest of such Access Person in such Covered Securities or issuer is not material to his or her personal net worth and any contemplated transaction by such person in such Covered Securities cannot reasonably be expected to have a material adverse effect on any such transaction by the Fund or on the market for the Covered Securities generally, such Access Person shall not be required to disclose his or her interest in the Covered Securities or issuer thereof in connection with any such recommendation.

          (d) No Investment Personnel shall purchase any Covered Security which is part of an Initial Public Offering or a Limited Offering.

4.  EXEMPTED TRANSACTIONS

          The prohibitions of Section 3 of this Code shall not apply to:

          (a) Purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control.

          (b) Purchases or sales of Covered Securities which are not eligible for purchase or sale by the Fund.

          (c) Purchases or sales which are non-volitional on the part of either the Access Person or the Fund.

          (d) Purchases which are part of an automatic dividend reinvestment plan.

          (e) Purchases effected upon the exercise of rights issued by an issuer PRO RATA to all holders of a class of its Covered Securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

          (f) Purchases or sales which are only remotely potentially harmful to the Fund because they would be very unlikely to affect a highly institutional market, or because they clearly are not related economically to the Covered Securities to be purchased, sold or held by the Fund.

5.  REPORTING REQUIREMENTS

          (a) Every Access Person must report to the Adviser's compliance department in accordance with Section 5(d) of this Code:

               (i) Initial Holdings Reports. No later than 10 days after the person becomes an Access Person, the following information: (A) the title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person; (B) the name of any broker, dealer or bank with whom the Access Person maintained an account in which any Covered Securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and (C) the date that the report is submitted by the Access Person.

               (ii) Quarterly Transaction Reports. No later than 10 days after the end of a calendar quarter, with respect to any transaction during the quarter in a Covered Security in which the Access Person had any direct or indirect Beneficial Ownership: (A) the date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and principal amount of each Covered Security involved; (B) the nature of the transaction; (C) the price of the Covered Security at which the transaction was effected; (D) the name of the broker, dealer or bank with or through which the transaction was effected; and (E) the date that the report is submitted by the Access Person.

               (iii) New Account Report. With respect to any account established by the Access Person in which any Covered Securities were held during the calendar quarter for the direct or indirect benefit of the Access Person: (A) the name of the broker, dealer or bank with whom the Access Person established the account; (B) the date the account was established; and (C) the date that the report is submitted by the Access Person. Such report shall be filed no later than 10 days after the end of each calendar quarter.

               (iv) Annual Holdings Report. Annually, the following information (which information must be current as of a date no more than 30 days before the report is submitted): (A) the title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership;
               (B) the name of any broker, dealer or bank with whom the Access Person maintains an account in which any Covered Securities are held for the direct or indirect benefit of the Access Person: and
               (C) the date that the report is submitted by the Access Person.

          (b) Exceptions from the Reporting Requirements.

               (i) Notwithstanding the provisions of Section 5(a), no Access Person shall be required to make:

                    A. a report with respect to transactions effected for any account over which such person does not have any direct or indirect influence or control;

                    B. to make a Quarterly Transaction or New Account Report under Section 5(a)(ii) or (iii) if the report would duplicate information contained in broker trade confirmations or account statements received by the Adviser with respect to the Access Person no later than 10 days after the calendar quarter end, if all of the information required by Sections 5(a)(ii) or (ii), as the case may be, is contained in the broker trade confirmations or account statements, or in the records of the Adviser.

               (ii) a Disinterested Director who would be required to make a report solely by reason of being a Director need not make:

                    A. an initial holdings report and annual holdings reports;
                    and

                    B. quarterly transaction and new account reports, since the Directors generally have no involvement in the security selection process. Such reports need to be filed ONLY IF a Director, at the time of that transaction, knew, or in the ordinary course of fulfilling his or her official duties as a Director of the Fund, should have known, that during the 15-day period immediately before or after the date of the Director's transaction in a Covered Security, such Covered Security is or was purchased or sold by the Fund or was being considered for purchase or sale by the Fund or the Adviser.

          (c) Each Access Person shall promptly report any transaction which is, or might appear to be, in violation of this Code. Such report shall contain the information required in quarterly transaction reports filed pursuant to Section 5(a)(ii).

          (d) All reports prepared pursuant to this Section 5 shall be filed with the person designated by the Adviser's compliance department to review these materials.

          (e) The Adviser's compliance department will identify all Access Persons who are required to file reports pursuant to this Section 5 and will inform them of their reporting obligation.

6.  RECORDKEEPING REQUIREMENTS

          The Adviser will, on behalf of each Fund, maintain at its principal place of business maintain records in the manner and extent set out in this Section of this Code and will make available to the Securities and Exchange Commission (SEC) at any time and from time to time for reasonable, periodic, special or other examination:

          (a) A copy of each code of ethics of the Adviser, distributor and the Funds that is in effect, or at any time within the past five years was in effect, must be maintained in an easily accessible place;

          (b) A record of any violation of this Code, and of any action taken as a result of the violation, must be maintained in an easily accessible place for at least five years after the end of the fiscal year in which the violation occurs;

          (c)  A copy of each report made by an Access Person as required by
               Section 5(a) of this Code, including any information provided in lieu of a quarterly transaction report, must be maintained for at least five years after the end of the fiscal year in which the report is made or the information is provided, the first two years in an easily accessible place.

          (d) A record of all persons, currently or within the past five years, who are or were required to make reports as Access Persons or who are or were responsible for reviewing these reports, must be maintained in an easily accessible place.

          (e) A copy of each report required by Section 7(b) of this Code must be maintained for at least five years after the end of the fiscal year in which it is made, the first two years in an easily accessible place.

          (f) The Fund must maintain a record of any decision, and the reasons supporting the decision, to approve the acquisition by Investment Personnel of any Covered Security that is part of an Initial Public Offering or a Limited Offering, for at least five years after the end of the fiscal year in which the approval is granted.

7.   FIDUCIARY DUTIES OF THE FUND'S BOARD OF DIRECTORS

          a. Each Fund's Directors, including a majority of Disinterested Directors, must approve the code of ethics of the Fund, the Adviser and distributor and any material change to these codes. The Board must base its approval of a code and any material changes to the code on a determination that the code contains provisions reasonably necessary to prevent Access Persons from engaging in any conduct prohibited by Rule 17j-1(b) of the Act as described in Section 1. Before approving the codes of the Adviser, distributor and the Funds, each Fund's Board must receive certification from the Adviser, distributor and the Funds that each has adopted procedures reasonably necessary to prevent Access Persons from violating its code of ethics. The Fund's Board must approve the codes of the Adviser and the distributor before initially retaining the services of the Adviser or distributor. The Fund's Board must approve a material change to a code not later than six months after adoption of the material change. The Adviser, distributor and the Funds must each use reasonable diligence and institute procedures reasonably necessary to prevent violations of its code of ethics.

          b. No less frequently than annually, the Adviser, distributor, and the Funds must furnish to the Fund's Board a written report that:

               1. Describes any issues arising under the code of ethics or procedures since the last report to the Board, including, but not limited to, information about material violations of the code or procedures and sanctions imposed in response to the material violations; and

               2. Certifies that the Adviser, the distributor, and the Funds have adopted procedures reasonably necessary to prevent Access Persons from violating the code.

8.   SANCTIONS

          Upon discovering a violation of this Code, the Directors of the Fund may impose such sanctions as they deem appropriate, including, INTER ALIA, a letter of censure or suspension or termination of the employment of the violator.

ANNEX A

          The term "beneficial owner" shall mean any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in the securities, subject to the following:

          (i) The term "pecuniary interest" in any class of securities shall mean the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the subject securities.

          (ii) The term "indirect pecuniary interest" in any class of securities shall include, but not be limited to:

          (A) Securities held by members of a person's immediate family sharing the same household; PROVIDED, HOWEVER, that the presumption of such beneficial ownership may be rebutted;

          (B) A general partner's proportionate interest in the portfolio securities held by a general or limited partnership. The general partner's proportionate interest, as evidenced by the partnership agreement in effect at the time of the transaction and the partnership's most recent financial statements, shall be the greater of: (1) the general partner's share of the partnership's profits, including profits attributed to any limited partnership interests held by the general partner and any other interests in profits that arise from the purchase and sale of the partnership's portfolio securities; or
(2) the general partner's share of the partnership capital account, including the share attributable to any limited partnership interest held by the general partner;

          (C) A performance-related fee, other than an asset-based fee, received by any broker, dealer, bank, insurance company, investment company, investment adviser, investment manager, Director or person or entity performing a similar function; PROVIDED, HOWEVER, that no pecuniary interest shall be present where
(1) the performance-related fee, regardless of when payable, is calculated based upon net capital gains and/or net capital appreciation generated from the portfolio or from the fiduciary's overall performance over a period of one year or more; and (2) securities of the issuer do not account for more than 10 percent of the market value of the portfolio. A right to a nonperformance-related fee alone shall not represent a pecuniary interest in the securities;

          (D) A person's right to dividends that is separated or separable from the underlying securities. Otherwise, a right to dividends alone shall not represent a pecuniary interest in the securities;

          (E) A person's interest in the securities held by a trust, as follows:

               (1) DIRECTORS. If a Director has a pecuniary interest, as provided above, in any holding or transaction in the issuer's securities held by the trust, such holding or transaction shall be attributed to the Director in the Director's individual capacity, as well as on behalf of the trust. With respect to performance fees and holdings of the Director's immediate family, Directors shall be deemed to have a pecuniary interest in the trust holdings and transactions in the following circumstances:
               (i) a performance fee is received that does not meet the proviso of paragraph (ii)(C) above; or (ii)at least one beneficiary of the trust is a member of the Director's immediate family. The pecuniary interest of the immediate family member(s) shall be attributed to the Director;

               (2) BENEFICIARIES. A beneficiary shall have or share reporting obligations with respect to transactions in the issuer's securities held by the trust, if the beneficiary is a beneficial owner of the securities, as follows:

                    (aa) If a beneficiary shares investment control with the Director with respect to a trust transaction, the transaction shall be attributed to both the beneficiary and the trust;

                    (bb) If a beneficiary has investment control with respect to a trust transaction without consultation with the Director, the transaction shall be attributed to the beneficiary only; and

                    (cc) In making a determination as to whether a beneficiary is the beneficial owner of the securities, beneficiaries shall be deemed to have a pecuniary interest in the issuer's securities held by the trust to the extent of their pro rata interest in the trust where the Director does not exercise exclusive investment control.

               (3) SETTLORS. If a settlor reserves the right to revoke the trust without the consent of another person, the trust holdings and transactions shall be attributed to the settlor instead of the trust; provided, however, that if the settlor does not exercise or share investment control over the issuer's securities held by the trust, the trust holdings and transactions shall be attributed to the trust instead of the settlor; and

          (F) A person's right to acquire securities through the exercise or conversion of any derivative security, whether or not presently exercisable.

          (iii) A shareholder shall not be deemed to have a pecuniary interest in the portfolio securities held by a corporation or similar entity in which the person owns securities if the shareholder is not a controlling shareholder of the entity and does not have or share investment control over the entity's portfolio.

                                   SCHEDULE A


PORTFOLIO                                                         ADOPTION DATE
---------                                                         -------------

J.P. Morgan Hedge Fund Series/core, L.L.C.
(formerly, J.P. Morgan Multi-Manager Strategies Fund I, L.L.C.)       5/23/00

J.P. Morgan Hedge Fund Series/alpha L.L.C.
(formerly, J.P. Morgan Multi-Manager Strategies Fund II, L.L.C.)      5/23/00

                                 CODE OF ETHICS
                           J.P. MORGAN SECURITIES INC.

1.   PURPOSES

     This Code of Ethics (the "Code") has been adopted by J.P. Morgan Securities Inc. ("JPMSI"), as principal underwriter in accordance with Rule 17j-1(c) promulgated under the Investment Company Act of 1940, as amended (the "Act"). Rule 17j-1 under the Act generally proscribes fraudulent or manipulative practices with respect to purchases or sales of Covered Securities (as defined below) by investment companies, if effected by associated persons of such companies. The purpose of this Code is to adopt provisions reasonably necessary to prevent Access Persons (as defined below) of the Funds from engaging in any unlawful conduct as set forth in Rule 17j-1(b) as follows:

            It is unlawful for any affiliated person of or principal underwriter for a Fund, or any affiliated person of an investment adviser of or principal underwriter for a Fund, in connection with the purchase or sale, directly or indirectly, by the person of a Security Held or to be Acquired by the Fund:

     (a)  To employ any device, scheme or artifice to defraud the Fund;

     (b) To make any untrue statement of a material fact to the Fund or omit to state a material fact necessary in order to make the statements made to the Fund, in light of the circumstances under which they are made, not misleading;

     (c) To engage in any act, practice, or course of business that operates or would operate as a fraud or deceit on the Fund; or

     (d)  To engage in any manipulative practice with respect to the Fund.

2.   DEFINITIONS

     (a) "Access Person" means any director, officer or general partner of JPMSI who, in the ordinary course of business makes, participates in or obtains information regarding the purchase or sale of Covered Securities by the Fund, or whose functions or duties in the ordinary course of business relate to the recommendation to the Fund regarding the purchase or sale of Covered Securities.

     (b) "Beneficial ownership" shall be interpreted in the same manner as it would be under Exchange Act Rule 16a-1(a)(2)in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder.

     (c) "Control" has the same meaning as in Section 2(a)(9) of the Act.

     (d) "Covered Security" shall have the meaning set forth in Section 2(a)(36) of the Act, except that it shall not include shares of open-end funds, direct obligations of the United States Government, bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements.

     (e) "Purchase or sale of a Covered Security" includes, among other things, the writing of an option to purchase or sell a Covered Security.

3.   STATEMENT OF PRINCIPLES

     It is understood that the following general fiduciary principles govern the personal investment activities of Access Persons:

     (a) the duty to at all times place the interests of shareholders and other clients of the JPMSI first;

     (b) the requirement that all personal securities transactions be conducted consistent with this Code of Ethics and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility;

     (c) the fundamental standard that Access Persons may not take inappropriate advantage of their position; and

     (d) all personal transactions must be oriented toward investment, not short-term or speculative trading.

4.   PROCEDURES TO BE FOLLOWED REGARDING PERSONAL INVESTMENTS BY ACCESS
     PERSONS

     JPMSI has instituted policies and procedures ("Procedures") reasonably necessary to assure that you do not violate this Code of Ethics. YOU ARE RESPONSIBLE FOR COMPLYING WITH ALL PROCEDURES THAT APPLY TO YOU. Among other things, the Procedures:

     (a) limit your ability to engage in a purchase or sale of Covered Securities at the same time as a Fund;

     (b) require you to preclear certain transactions in Covered Securities and specify the process for obtaining that preclearance;

     (c) require you to certify at least annually that you have conducted all personal transactions in Covered Securities in accordance with this Code of Ethics and related JPMSI procedures;

     (d) Detail the minimum investment holding period for personal investments in Covered Securities.

5.   REPORTING REQUIREMENTS

     (a)  Every Access Person must report to JPMSI:

          (i) Initial Holdings Reports. No later than 10 days after the person becomes an Access Person, the following information: (A) the title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect Beneficial Ownership when the person became an Access Person; (B) the name of any broker, dealer or bank with whom the Access Person maintained an account in which any Covered Securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and (C) the date that the report is submitted by the Access Person.

          (ii) Quarterly Transaction Reports. No later than 10 days after the end of a calendar quarter, with respect to any transaction during the quarter in a Covered Security in which the Access Person had any direct or indirect Beneficial Ownership: (A) the date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and principal amount of each Covered Security involved; (B) the nature of the transaction; (C) the price of the Covered Security at which the transaction was effected; (D) the name of the broker, dealer or bank with or through which the transaction was effected; and (E) the date that the report is submitted by the Access Person.

          (iii) New Account Report. No later than 10 days after the calendar quarter, with respect to any account established by the Access Person in which any Covered Securities were held during the quarter for the direct or indirect benefit of the Access Person: (A) the name of the broker, dealer or bank with whom the Access Person established the account; (B) the date the account was established; and (C) the date that the report is submitted by the Access Person.

          (iv) Annual Holdings Report. Annually, the following information (which information must be current as of a date no more than 30 days before the report is submitted): (A) the title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership; (B) the name of any broker, dealer or bank with whom the Access Person maintains an account in which any Covered Securities are held for the direct or indirect benefit of the Access Person: and (C) the date that the report is submitted by the Access Person.

     (b)  Exceptions from the Reporting Requirements.

          (i) Notwithstanding the provisions of Section 5(a), no Access Person shall be required to make:

               A. a report with respect to transactions effected for any account over which such person does not have any direct or indirect influence or control;

               B. a Quarterly Transaction or New Account Report under Sections 5(a)(ii) or (iii) if the report would duplicate information contained in broker trade confirmations or account statements received by JPMSI or the Fund's investment adviser with respect to the Access Person no later than 10 days after the calendar quarter end, if all of the information required by Sections 5(a)(ii) or (iii), as the case may be, is contained in the broker trade confirmations or account statements, or in the records of JPMSI or the fund's investment adviser.

     (c) Each Access Person shall promptly report any transaction which is, or might appear to be, in violation of this Code. Such report shall contain the information required in Quarterly Transaction Reports filed pursuant to Section 5(a)(ii).

     (d) All reports prepared pursuant to this Section 5 shall be filed with the appropriate compliance personnel designated by JPMSI and reviewed in accordance with procedures adopted by such personnel.

     (e) JPMSI will identify all Access Persons who are required to file reports pursuant to this Section 5 and will inform them of their reporting obligation.

     (f) JPMSI no less frequently than annually shall furnish to a Fund's board of directors for their consideration a written report that:

               (a) describes any issues under this Code of Ethics or related procedures since the last report to the board of directors, including, but not limited to, information about material violations of the Code or procedures and sanctions imposed in response to the material violations; and

               (b) certifies that JPMSI has adopted procedures reasonably necessary to prevent Access Persons from violating this Code of Ethics.

6.   SANCTIONS

     Upon discovering a violation of this Code, JPMSI may impose such sanctions as they deem appropriate, including, INTER ALIA, financial penalty, a letter of censure or suspension or termination of the employment of the violator.

                                 CODE OF ETHICS
                     J.P. MORGAN INVESTMENT MANAGEMENT INC.


1.   PURPOSES

     This Code of Ethics (the "Code") has been adopted by the Directors of J.P. Morgan Investment Management Inc. (the "Adviser"), in accordance with Rule 17j-1(c) promulgated under the Investment Company Act of 1940, as amended (the "Act"). Rule 17j-1 under the Act generally proscribes fraudulent or manipulative practices with respect to purchases or sales of securities Held or to be Acquired (defined in Section 2(k) of this Code) by investment companies, if effected by associated persons of such companies. The purpose of this Code is to adopt provisions reasonably necessary to prevent Access Persons from engaging in any unlawful conduct as set forth in Rule 17j-1(b) as follows:

          It is unlawful for any affiliated person of or principal underwriter for a Fund, or any affiliated person of an investment adviser of or principal underwriter for a Fund, in connection with the purchase or sale, directly or indirectly, by the person of a Security Held or to be Acquired by the Fund:

     (a)  To employ any device, scheme or artifice to defraud the Fund;

     (b) To make any untrue statement of a material fact to the Fund or omit to state a material fact necessary in order to make the statements made to the Fund, in light of the circumstances under which they are made, not misleading;

     (c) To engage in any act, practice, or course of business that operates or would operate as a fraud or deceit on the Fund; or

     (d)  To engage in any manipulative practice with respect to the Fund.

2.   DEFINITIONS

     (a) "Access Person" means any director, officer, general partner or Advisory Person of the Adviser.

     (b) "Administrator" means Morgan Guaranty Trust Company.

     (c) "Advisory Person" means (i) any employee of the Adviser or the Administrator (or any company in a control relationship to the Adviser or Administrator) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of securities for a Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (ii) any natural person in a control relationship to the Adviser who obtains information concerning recommendations regarding the purchase or sale of securities by a Fund.

     (d) "Beneficial ownership" shall be interpreted in the same manner as it would be under Exchange Act Rule 16a-1(a)(2)in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder.

     (e) "Control" has the same meaning as in Section 2(a)(9) of the Act.

     (f) "Covered Security" shall have the meaning set forth in Section 2(a)(36) of the Act, except that it shall not include shares of open-end funds, direct obligations of the United States Government, bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements.

     (g) "Fund" means an Investment Company registered under the Investment Company Act of 1940.

     (h) "Initial Public Offering" means an offering of Securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act.

     (i) "Limited Offering" means an offering that is exempt from registration under the Securities Act pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505, or Rule 506 under the Securities Act.

     (j) "Purchase or sale of a Covered Security" includes, among other things, the writing of an option to purchase or sell a Covered Security.

     (k) "Security Held or to be Acquired" by a Adviser means: (i) any Covered Security which, within the most recent 15 days, is or has been held by a Fund or other client of the Adviser or is being or has been considered by the Adviser for purchase by a Fund or other client of the Adviser; and (ii) any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security described in Section 2(k)(i) of this Code.

3.   STATEMENT OF PRINCIPLES

     It is understood that the following general fiduciary principles govern the personal investment activities of Access Persons:

     (a) the duty to at all times place the interests of shareholders and other clients of the Adviser first;

     (b) the requirement that all personal securities transactions be conducted consistent with this Code of Ethics and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility;

     (c) the fundamental standard that Investment Personnel may not take inappropriate advantage of their position; and

     (d) all personal transactions must be oriented toward investment, not short-term or speculative trading.

     It is further understood that the procedures, reporting and recordkeeping requirements set forth below are hereby adopted and certified by the Adviser as reasonably necessary to prevent Access Persons from violating the provisions of this Code of Ethics.

4.   PROCEDURES TO BE FOLLOWED REGARDING PERSONAL INVESTMENTS BY ACCESS PERSONS

     (a) Pre-clearance requirement. Each Access Person must obtain prior written approval from his or her group head (or designee) and from the Adviser's trading desk before transacting in any Covered Security based on certain guidelines set forth from time to time by the Adviser's compliance department. For details regarding transactions in mutual funds, see Section 4(e).

     (b) Brokerage transaction reporting requirement. Each Access Person working in the United States must maintain all of his or her accounts and the accounts of any person of which he or she is deemed to be a beneficial owner with a broker designated by the Adviser and must direct such broker to provide broker trade confirmations to the Adviser's compliance department, unless an exception has been granted by the Adviser's compliance department. Each Access Person to whom an exception to the designated broker requirement has been granted must instruct his or her broker to forward all trade confirms and monthly statements to the Adviser's compliance department. Access Persons located outside the United States are required to provide details of each brokerage transaction of which he or she is deemed to be the beneficial owner, to the Adviser's compliance group, within the customary period for the confirmation of such trades in that market.

     (c) Initial public offerings (new issues). Access Persons are prohibited from participating in Initial Public Offerings, whether or not J.P. Morgan or any of its affiliates is an underwriter of the new issue, while the issue is in syndication.

     (d) Minimum investment holding period. Each Access Person is subject to a 60-day minimum holding period for personal transactions in Covered Securities. An exception to this minimum holding period requirement may be granted in the case of hardship as determined by the Adviser's compliance department.

     (e) Mutual funds. Each Access Person must pre-clear transactions in shares of closed-end Funds with the Adviser's trading desk, as they would with any other Covered Security. See Section 4(a). Each Access Person must obtain pre-clearance from his or her group head(or designee) before buying or selling shares in an open-end Fund or a sub-advised Fund managed by the Adviser if such Access Person or the Access Person's department has had recent dealings or responsibilities regarding such mutual fund.

     (f) Limited offerings. An Access Person may participate in a limited offering only with written approval of such Access Person's group head (or designee) and with advance notification to the Adviser's compliance department.

     (g) Blackout periods. Advisory Persons are subject to blackout periods 7 calendar days before and after the trade date of a Covered Security where such Advisory Person makes, participates in, or obtains information regarding the purchase or sale of such Covered Security for any of their client accounts. In addition, Access Persons are prohibited from executing a transaction in a Covered Security during a period in which there is a pending buy or sell order on the Adviser's trading desk.

     (h) Prohibitions. Short sales are generally prohibited. Transactions in options, rights, warrants, or other short-term securities and in futures contracts (unless for bona fide hedging) are prohibited, except for purchases of options on widely traded indices specified by the Adviser's compliance department if made for investment purposes.

     (i) Securities of J.P. Morgan. No Access Person may buy or sell any security issued by J.P. Morgan from the 27th of each March, June, September, and December until the first full business day after earnings are released in the following month. All transactions in securities issued by J.P. Morgan must be pre-cleared with the Adviser's compliance department and executed through an approved trading area. Transactions in options and short sales of J.P. Morgan stock are prohibited.

     (j) Certification requirements. In addition to the reporting requirements detailed in Sections 6 below, each Access Person, no later than 30 days after becoming an Access Person, must certify to the Adviser's compliance department that he or she has complied with the broker requirements in Section 4(b).

5.   OTHER POTENTIAL CONFLICTS OF INTEREST

     (a) Gifts. No employee of the Adviser or the Administrator may (i) accept gifts, entertainment, or favors from a client, potential client, supplier, or potential supplier of goods or services to the Adviser or the Administrator unless what is given is of nominal value and refusal to accept it would be discourteous or otherwise harmful to the Adviser or Administrator; (ii)provide excessive gifts or entertainment to clients or potential clients; and (iii) offer bribes, kickbacks, or similar inducements.

     (b) Outside Business Activities. The prior consent of the Chairman of the Board of J.P. Morgan, or his or her designee, is required for an officer of the Adviser or Administrator to engage in any business-related activity outside of the Adviser or Administrator, whether the activity is intermittent or continuing, and whether or not compensation is received. For example, such approval is required for such an officer to become:

               o An officer, director, or trustee of any corporation (other than a nonprofit corporation or cooperative corporation owning the building in which the officer resides);

               o A member of a partnership (other than a limited partner in a partnership established solely for investment purposes);

               o An executor, trustee, guardian, or similar fiduciary advisor (other than for a family member).

6.   REPORTING REQUIREMENTS

     (a) Every Access Person must report to the Adviser:

          (i) Initial Holdings Reports. No later than 10 days after the person becomes an Access Person, the following information: (A) the title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person; (B) the name of any broker, dealer or bank with whom the Access Person maintained an account in which any Covered Securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and (C) the date that the report is submitted by the Access Person.

          (ii) Quarterly Transaction Reports. No later than 10 days after the end of a calendar quarter, with respect to any transaction during the quarter in a Covered Security in which the Access Person had any direct or indirect Beneficial Ownership: (A) the date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and principal amount of each Covered Security involved; (B) the nature of the transaction; (C) the price of the Covered Security at which the transaction was effected; (D) the name of the broker, dealer or bank with or through which the transaction was effected; and (E) the date that the report is submitted by the Access Person.

          (iii) New Account Report. No later than 10 days after the calendar quarter, with respect to any account established by the Access Person in which any Covered Securities were held during the quarter for the direct or indirect benefit of the Access Person: (A) the name of the broker, dealer or bank with whom the Access Person established the account; (B) the date the account was established; and (C) the date that the report is submitted by the Access Person.

          (iv) Annual Holdings Report. Annually, the following information (which information must be current as of a date no more than 30 days before the report is submitted): (A) the title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership; (B) the name of any broker, dealer or bank with whom the Access Person maintains an account in which any Covered Securities are held for the direct or indirect benefit of the Access Person and (C) the date that the report is submitted by the Access Person.

     (b)  Exceptions from the Reporting Requirements.

          (i) Notwithstanding the provisions of Section 6(a), no Access Person shall be required to make:

               A. a report with respect to transactions effected for any account over which such person does not have any direct or indirect influence or control;

               B. a Quarterly Transaction or New Account Report under Sections 6(a)(ii) or (iii) if the report would duplicate information contained in broker trade confirmations or account statements received by the Adviser with respect to the Access Person no later than 10 days after the calendar quarter end, if all of the information required by Sections 6(a)(ii) or (iii), as the case may be, is contained in the broker trade confirmations or account statements, or in the records of the Adviser.

     (c) Each Access Person shall promptly report any transaction which is, or might appear to be, in violation of this Code. Such report shall contain the information required in Quarterly Transaction Reports filed pursuant to Section 6(a)(ii).

     (d) All reports prepared pursuant to this Section 6 shall be filed with the appropriate compliance personnel designated by the Adviser and reviewed in accordance with procedures adopted by such personnel.

     (e) The Adviser will identify all Access Persons who are required to file reports pursuant to this Section 6 and will inform them of their reporting obligation.

     (f) The Adviser no less frequently than annually shall furnish to a Fund's board of directors for their consideration a written report that:

               (a) describes any issues under this Code of Ethics or related procedures since the last report to the board of directors, including, but not limited to, information about material violations of the Code or procedures and sanctions imposed in response to the material violations; and

               (b) certifies that the Adviser has adopted procedures reasonably necessary to prevent Access Persons from violating this Code of Ethics.

7.   RECORDKEEPING REQUIREMENTS

     The Adviser must at its principal place of business maintain records in the manner and extent set out in this Section of this Code and must make available to the Securities and Exchange Commission (SEC) at any time and from time to time for reasonable, periodic, special or other examination:

          (a) A copy of its code of ethics that is in effect, or at any time within the past five years was in effect, must be maintained in an easily accessible place;

          (b) A record of any violation of the code of ethics, and of any action taken as a result of the violation, must be maintained in an easily accessible place for at least five years after the end of the fiscal year in which the violation occurs;

          (c)  A copy of each report made by an Access Person as required by
               Section 6(a) including any information provided in lieu of a quarterly transaction report, must be maintained for at least five years after the end of the fiscal year in which the report is made or the information is provided, the first two years in an easily accessible place.

          (d) A record of all persons, currently or within the past five years, who are or were required to make reports as Access Persons or who are or were responsible for reviewing these reports, must be maintained in an easily accessible place.

          (e) A copy of each report required by 6(f) above must be maintained for at least five years after the end of the fiscal year in which it is made, the first two years in an easily accessible place.

          (f) A record of any decision and the reasons supporting the decision to approve the acquisition by Access Persons of securities under
               Section 4(f) above, for at least five years after the end of the fiscal year in which the approval is granted.

8.   SANCTIONS

     Upon discovering a violation of this Code, the Adviser may impose such sanctions as they deem appropriate, including, INTER ALIA, financial penalty, a letter of censure or suspension or termination of the employment of the violator.
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